Exhibit 3.1

CERTIFICATE OF AMENDMENT
STATE OF MARYLAND

Name of Limited Partnership:	Telesis Futures Fund Limited Partnership

Principal Office Address of the Limited Partnership:
11140 Rockville Pike, 4th Floor
Rockville, MD 20852

General Partner:	Steben Asset Management, Inc. (a Maryland corporation)

Principal Office Address of the Limited Partnership:
11140 Rockville Pike, 4th Floor
Rockville, MD 20852

Resident Agent:	Kenneth E. Steben (same address)

Partnership dissolution date:	August 2, 2025

Nature of Amendment:	The name of the Limited Partnership is being changed to the following:
SAGE FUND LIMITED PARTNERSHIP

Signed this 14th day of December, 1998 on behalf of the General Partner:

I.D. NO# M4197703
ACKN. NO. - 131C3125877
/s/ Kenneth E. Steben	SAGE FUND LIMITED PARTNERSHIP
Kenneth E. Steben
President
Steben Asset Management, Inc.
12/16/98 AT 10:00 A.M.

STATE DEPARTMENT OF ASSESMENTS
AND TAXATION
APPROVED FOR RECORD
12-16-98 at 10:00 a.m.

THIS IS NOT A BILL

MARYLAND
STATE DEPARTMENT OF ASSESSMENTS AND TAXATION
301 W. PRESTON ST., BALTIMORE, MARYLAND 21201 / PHONE (410) 767-1340

NOTE : NEW PHONE NUMBER (410) 767-1340 THE CERTIFICATE OF AMENDMENT OF TELESIS FUTURES FUND LIMITED PARTNERSHIP CHANGING ITS NAME TO: SAGE FUND LIMITED PARTNERSHIP	YOUR ACCOUNT NUMBER WITH THIS OFFICE IS M4197703 ACKNOWLEDGEMENT NUMBER 13103125877

HAVE BEEN RECEIVED AND APPROVED BY THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION THIS 16TH DAY OF DECEMBER, 1998, AT 10:00 A.M. AND WILL BE RECORDED.

	FEE PAID	AMOUNT
RECORDING FEE		50.00

IF COPIES OR CERTIFICATES WERE ORDERED THEY WILL BE FORTHCOMING	TOTAL’	$50.00